UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2012

Atlas Pipeline Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14998	23-3011077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 877-950-7473

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2012, Atlas Pipeline Partners, L.P. (“APL”) and its wholly-owned subsidiary, Atlas Pipeline Finance Corporation (collectively with APL, the “Issuers”), completed the issuance and sale of $325 million of their 6  5/8% Senior Notes due 2020 (the “Notes”). The Notes were offered and sold in a private transaction under Rule 144A and Regulation S of the Securities Act of 1933, as amended, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act.

The Notes were sold in accordance with a purchase agreement (the “Purchase Agreement”) dated September 25, 2012, by and among the Issuers, Atlas Pipeline Partners GP, LLC, Atlas Pipeline Operating Partnership, L.P. and the guarantor subsidiaries of APL (the “Guarantors”) and the initial purchasers named therein (the “Initial Purchasers”). The Purchase Agreement is attached hereto as Exhibit 10.1.

The Issuers issued the Notes pursuant to an indenture dated as of September 28, 2012 among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The Indenture is attached hereto as Exhibit 10.2.

The Issuers and the Guarantors also entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of September 28, 2012 with the Initial Purchasers. The Registration Rights Agreement provides registration rights to holders of the Notes and is attached hereto as Exhibit 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Purchase Agreement dated September 25, 2012
10.2	Indenture dated September 28, 2012
10.3	Registration Rights Agreement dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 28, 2012	ATLAS PIPELINE PARTNERS, L.P.

	By:	Atlas Pipeline Partners GP, LLC, its general partner

	By:	/s/ Robert W. Karlovich, III
Chief Financial Officer